As filed with the Securities and Exchange Commission on June 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2504748 (I.R.S. Employer Identification No.)

Patterson-UTI Energy, Inc.

10713 W. Sam Houston Pkwy N, Suite 800

Houston, Texas 77064

(Address of Principal Executive Offices, Zip Code)

Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan

(Full title of the plan)

Seth D. Wexler

Senior Vice President, General Counsel and Secretary

Patterson-UTI Energy, Inc.

10713 W. Sam Houston Pkwy N, Suite 800

Houston, Texas 77064

(281) 765-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Krista P. Hanvey Gibson, Dunn & Crutcher LLP 2001 Ross Ave, Suite 2100 Dallas, Texas 75201 (214) 698-3100

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 5,445,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”) of Patterson-UTI Energy, Inc. (the “Registrant”) which may be issued pursuant to the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”). The Registrant’s stockholders approved an amendment to the Plan on June 8, 2023 that increased the number of shares available for issuance under the Plan by 5,445,000 shares of Common Stock and this Registration Statement relates to such additional shares of Common Stock authorized to be issued under the Plan.

The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2021 (SEC File No. 333-256752), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2004).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2004).
4.3	Certificate of Amendment to Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q, filed on July 30, 2018).
4.4	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 12, 2019).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page hereto).
99.1*	Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan, as amended.
107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 8th day of June, 2023.

PATTERSON-UTI ENERGY, INC.

By:	/s/ William Andrew Hendricks, Jr.
Name:	William Andrew Hendricks, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Andrew Hendricks, Jr. and C. Andrew Smith, or either of them, severally, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2023.

Signature	Title
/s/ William Andrew Hendricks, Jr. William Andrew Hendricks, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ C. Andrew Smith C. Andrew Smith	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Curtis W. Huff Curtis W. Huff	Chairman of the Board and Director
/s/ Tiffany (TJ) Thom Cepak Tiffany (TJ) Thom Cepak	Director
/s/ Michael W. Conlon Michael W. Conlon	Director
/s/ Terry H. Hunt Terry H. Hunt	Director
/s/ Cesar Jaime Cesar Jaime	Director
/s/ Janeen S. Judah Janeen S. Judah	Director
/s/ Julie J. Robertson Julie J. Robertson	Director